UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 27, 2010
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
MetLife, Inc.’s Annual Meeting of stockholders was held on April 27, 2010 (the “2010 Annual Meeting”). The matters that were voted upon at the 2010 Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.
At the 2010 Annual Meeting, the stockholders elected four Class II Directors, each for a term expiring at MetLife, Inc.’s 2013 Annual Meeting, ratified the appointment of Deloitte & Touche LLP as independent auditor for 2010, and did not approve the stockholder proposal regarding cumulative voting in the election of Directors.
(1)	Election of Class II Directors:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
R. Glenn Hubbard, Ph.D.	673,435,005	11,175,042	34,851,788
Alfred F. Kelly, Jr.	678,439,549	6,170,498	34,851,788
James M. Kilts	676,829,872	7,780,175	34,851,788
David Satcher, M.D., Ph.D.	680,117,782	4,492,265	34,851,788

		Votes For	Votes Against	Abstained	Broker Non-Votes
(2)	Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor for 2010	716,763,382	1,908,886	789,567	0
(3)	Stockholder Proposal Regarding Cumulative Voting in the Election of Directors	142,384,468	538,696,250	3,529,329	34,851,788

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Executive Vice President

Date: May 3, 2010